PROMISSORY NOTE


$40,000.00                                  Englewood, New Jersey April 2, 1999

FOR VALUE RECEIVED, the undersigned, FRED DEN (the "Payee"), residing at 102 Glen Way, Syosset, New York 11791 (the "Maker"), promises to pay to the order of ATS MONEY SYSTEMS, INC. (the "Payee"), at its offices at 25 Rockwood Place, Englewood, New Jersey 0763 1, or at such other place as may be designated by the holder hereof in writing, the principal sum of FORTY THOUSAND DOLLARS ($40,000.00) in one installment on March 15, 2000. Interest shall accrue on the unpaid principal amount of this Note from time to time outstanding at the rate of 9% per annum. Except as otherwise provided in this Note, all accrued interest shall be payable quarter-annually in arrears and at maturity (whether by acceleration or otherwise). All payments by the Maker on account of this Note shall be made in lawful money of the United States of America.


The Maker shall have the right to prepay this Note in whole at any time or in part from time to time, without penalty or premium, provided that on each prepayment the Maker shall pay accrued interest on the principal amount so prepaid to the date of such prepayment.


If any of the following conditions or events shall occur and be continuing: (a) the Maker shall default in the payment of any interest on this Note when the same becomes due and payable and such default shall continue more than 10 days; or (b) the Maker shall die or commit an act of bankruptcy; or there shall occur any one or more "defaults" under the Stock Pledge Agreement (as defined below); then, and in any such event, the Payee may at any time (unless all defaults shall theretofore have been remedied) at its option, declare this Note to be due and payable, whereupon this Note shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived.


This Note is secured by a security interest in 100,000 shares of Common Stock of the Payee, granted pursuant to that certain Stock Pledge Agreement dated as of the date of this Note, between the Maker and the Payee.

No failure on the part of the holder of this Note to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the holder of this Note of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Maker and the Payee.

The Maker shall reimburse the holder of this Note for all costs and expenses incurred by it and shall pay the reasonable fees and disbursements of counsel to the holder of this Note in connection with the enforcement of the holder's rights hereunder.

No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective unless the same shall be in writing and signed by the holder of this Note and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note shall be governed by the laws of the State of New Jersey, without giving effect to its choice of law principles. This Note shall be binding upon the Maker and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and assigns, including subsequent holders hereof. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

The Maker hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.


In the event the holder hereof seeks to enforce its rights under this Note, the Maker waives the right to interpose any set-off or counterclaim of any nature or description against the holder.

                                       /s/ Fred Den
                                       Fred Den
                                       102 Glen Way
                                       Syosset, New York 11791

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT, made this 22nd day of April, 1999, is by and between Florida Offset, a division of Gannett Co., Inc. ("Landlord"), and ATS Money Systems, Inc. ("Tenant").

      Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the leased premises described below on the following terms and conditions:

      1. LEASED PREMISES. The leased premises shall contain approximately 3080 square feet of rentable space as shown on the floor plan attached as EXHIBIT "A" (the "Leased Premises"), and shall be located in Suite 100 on the ground floor of the building ("Building") located at 10315 USA Today Way, Miramar, Florida 33025 ("Property"). Tenant shall also be entitled to access and use of 20 unreserved parking spaces for its employees and visitor parking on a first-come, first-serve basis for its visitors. In addition, Tenant shall be entitled to access and use of the lunch room, restrooms and conference/training facility at no additional charge. Use of the conference/training facility is subject to availability and with advance notice from Tenant to Landlord. The Tenant understands that the customer lounge in the Building is not part of the Leased Premises and is not available on a regular basis. However, the Landlord understands that, on an infrequent and occasional basis, the Tenant may request the use of the customer lounge for a special purpose, such as a meeting between the Tenant's management and a customer. In the event the Tenant wants to use the customer lounge, the Tenant must obtain the Landlord's prior approval. The Tenant's request will include the date and time of the proposed use and the number of people that will be involved. The Landlord reserves the right to deny the Tenant use of the customer lounge.

      2. TERM. The term of this ("Term") shall commence May 1, 1999, ("Commencement Date"), and shall terminate on April 30, 2004 ("Termination Date").

      2A. RENEWAL OPTION. Tenant is hereby granted the option to extend the Lease term for one (1) successive period of five (5) years following the initial Lease term (the "Renewal Term") upon the same terms, covenants and conditions (except the clauses relative to rent and renewal), provided that at the date of exercise of such option to renew there is no default by Tenant in the performance of any of its obligations under this Lease as to which a notice of default has been given to Tenant, and provided further that Tenant shall exercise such option to renew by written notice to the Landlord not less than six (6) months prior to the expiration of the initial Lease term. If prior to the expiration of the initial Lease term, Tenant has not given the

Landlord notice in writing of its election to renew as herein provided, then Tenant's holding over shall be deemed to be a tenancy from month to month only upon the same terms and conditions specified in this Lease. The rent during the Renewal Term shall continue to escalate at five percent (5%) per annum.

      2B. CANCELLATION OPTION. Tenant shall have a one-time right to cancel the lease on May 1, 2002, provided that Tenant has given Landlord at least six (6) months' prior notice and pays the Landlord a penalty in the amount of four (4) month's rent at the then current rate.

      3. POSSESSION. On the Commencement Date, Tenant shall enter into sole possession of the Leased Premises and shall accept the Premises in its "as is" condition. Upon the expiration or other termination of this Lease, Tenant shall remove all of its personal property and quit and surrender the Leased Premises to the Landlord, broom clean.

      4.    RENT.

            (a) Beginning on the Commencement Date, Tenant shall pay to Landlord as base rent (the "Base Rent") the following sums per year and per month:

                         ANNUAL BASE RENT         MONTHLY BASE RENT
                         ----------------         -----------------
Lease Year    1          $51,251.16               $4,270.93

Lease Year    2          $53,813.72               $4,484.48

Lease Year    3          $56,504.41               $4,708.70

Lease Year    4          $59,329.63               $4,944.14

Lease Year    5          $62,296.11               $5,191.34


Tenant shall pay the Base Rent in U.S. legal tender, at Landlord's offices at 10315 USA Today Way, Attn: Accounting, or as otherwise directed from time to time by Landlord's written notice, without any prior demand, and without any set-off or deduction whatsoever. The Base Rent for each Lease Year shall be paid in monthly installments promptly on the first day of every calendar month of the Term, and pro rata, in advance, for any partial month. As used herein the term "Lease Year" shall mean each consecutive twelve (12) month period during the Term so that the first Lease Year shall begin on the Commencement Date, the second Lease Year shall begin on the first anniversary of the

Commencement Date, and so on through the Term. Notwithstanding the foregoing, the fifth Lease Year shall begin on the fourth anniversary of the Commencement Date and shall end on the Termination Date.

            (b) A late penalty shall be due and owing on any installment of Base Rent and/or "Additional Rent" (as defined in Subsection 4(c) below) not received by Landlord by the fifth (5th) day of the calendar month in which due and on any monetary obligation of Tenant or charge due from Tenant not paid by Tenant when due. Such late penalty shall equal five percent (5%) of the then unpaid monthly Base Rent and/or Additional Rent, and shall be paid by Tenant within five (5) days after demand therefor by Landlord.

            (c) All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed "Additional Rent". As used herein, the term "Rent" shall mean, collectively, Base Rent and Additional Rent.

      5.    USE.

            (a) Tenant shall use the Leased Premises only for Office Space & Related Use and for no other purpose.

            (b) Tenant shall, at its sole expense, comply with all applicable laws relating to its use of the Leased Premises during the Lease term.

            (c) Tenant shall not cause or permit any hazardous materials to be released, brought upon, stored, produced, emitted, disposed of or used upon, about or beneath the Leased Premises by Tenant, its agents, employees, contractors or invitees except those hazardous materials customarily used in the conduct of general administrative office activities (e.g. copier fluids and cleaning supplies), provided that such use and storage is in full compliance with all applicable laws. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all damage, loss, claim, obligation, liability, cost (including attorneys' fees and expenses), expense, deficiency and interest charges (collectively "Loss and Expense") which arise from the presence upon, about or beneath the Premises of any hazardous materials which are released, brought upon, stored, produced, emitted, disposed of or used upon, about or beneath the Leased Premises by Tenant, its employees, servants, customers, invitees, subtenants, licensees or contractors.

           (d) Landlord reserves the right to prior approval, which approval shall not be unreasonably withheld, of the actual name and/or logo signs that Tenant proposes to place on the black glass panel on the right side of the main building entrance doors and on the entrance door to the rental premises. Tenant shall not display, inscribe, print, paint, maintain or affix on any other place on the Leased Premises (excepting only such part or parts of the Leased Premises as is or are not visible from outside the Building) any decoration, sign, notice, legend, direction, figure, or advertisement or display materials (collectively "Signs") except in or at such place or places, and then only such name(s) and matter, and in such color, size, style, place and materials, as shall first have been approved by Landlord in writing. Any approval by Landlord shall be conditioned upon Tenant obtaining any required governmental approvals, consents or permits for the signs, at Tenant's sole expense.

      6. NO ALTERATIONS. Tenant shall not make any alterations to the Leased Premises without obtaining the Landlord's prior consent. Tenant shall also comply with any conditions contained in Landlord's consent.

      7.    REPAIRS.

            (a) Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in the Building structure or in any part or appurtenance of the Building's plumbing, electrical, heating, air-conditioning, ventilation, sprinkler, elevator or other systems serving the Leased Premises. Subject to the provisions of this Section 7, Tenant shall, at Tenant's own expense, keep the Leased Premises in good order, condition and repair during the Term, except that Landlord, at Landlord's expense (unless caused by the fault or negligence of Tenant, its contractors, agents, or employees in which case Tenant shall pay Landlord for any deductible and any cost which either exceeds insurance proceeds Landlord receives or which is not covered under Landlord's insurance policy in respect of such damage) shall keep in repair and maintain the exterior of the Building, the electrical, heating, air-conditioning, ventilation, sprinkler, elevator or other systems serving, located in or passing through the Leased Premises, plumbing fixtures located in the Building outside walls, loadbearing walls (except as to surface damage done by or attributable to Tenant) doors and the roof.

            (b) Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property installed in the Leased Premises by Tenant unless such injury or damage is a direct result of negligence on the part of Landlord or its contractors, agents or employees, and Tenant is not reimbursed for such injury or damage from insurance proceeds.

      8.    SERVICES.

            (a) Landlord shall provide to the Leased Premises HVAC, water, gas and electric services during normal business hours of 8am - 5pm Monday-Friday;

            (b) Tenant shall pay for janitorial services for the Leased Premises and for its own telephone service.

      9.    LIABILITY.

            (a) Landlord shall not be liable for any damage to the person or property of Tenant by theft or from any other cause, or for any injury or damage to persons or property or loss or interruption to business resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow, or leaks from any part of the Building or from the pipes, appliances, or plumbing works or from the roof, street, or subsurface, or from any other place, or dampness or by any other cause unless caused by or due to the gross negligence of Landlord.

            (b) To the extent permitted by law, Tenant covenants and agrees to defend, indemnify and hold Landlord harmless from and against all Loss and Expense incurred or suffered by Landlord for personal injury, disease, death, property damage, or otherwise arising out of (i) Tenant's failure to comply with its obligations under this Lease and/or (ii) the occupancy by Tenant or any person or entity claiming under Tenant of the Property or any part thereof. Tenant's obligations pursuant to this Subsection 9(b) shall survive the termination of this Lease.

      10.   INSURANCE.

            (a) Landlord shall procure and maintain during the Lease term, fire and hazard insurance and comprehensive general liability insurance policies covering the Property in amounts deemed appropriate by Landlord.

            (b) Tenant shall, at its expense, procure and maintain all risk personal property insurance covering all personal property owned by Tenant and located on the Leased Premises, in an amount not less than the full replacement value of the personal property. The policy shall contain an agreed value clause, shall have a deductible not greater than $1000.

            (c) To the extent permitted by law, the parties hereto waive on behalf of the insurers of each parties' property, any and all claims or rights of subrogation of any such insurer against the other party hereto for loss or damage to the party so insured other than for loss or damage resulting from the willful act of such other party. The parties agree to obtain from each of their insurance carriers a waiver of subrogation prior to or simultaneously with the execution of this Lease.

            (d) Tenant shall maintain comprehensive general liability insurance, including public liability and property damage, with premises, contractual and operations coverage on an occurrence basis (and not on a "claims made" basis) with a minimum combined single limit of liability equal to $1,000,000 per occurrence and $3,000,000 aggregate for property damage, bodily and personal injuries or deaths of persons occurring on or about the Property. The liability policy shall name Landlord as additional insured and shall have no deductible amount.

            (e) Tenant's insurance policies shall (i) be issued by insurance companies acceptable to Landlord; (ii) provide that the insurance not be cancelled or materially changed in the scope or amount of coverage unless ten
(10) days' prior written notice is given to Landlord; and (iii) be primary policies, and not contributing with, or in excess of, the coverage that Landlord may carry.

            (f) On or before the Commencement Date and upon each renewal of its insurance policies, Tenant shall give copies of certificates or policies of insurance to Landlord with proof of payment of premiums. The policies shall be renewed or replaced and maintained by Tenant at its sole expense. If Tenant fails to give Landlord a copy of any required certificate or policy of insurance within ten (10) days after written notice and demand for it is given by Landlord to Tenant, in addition to the remedies provided in Section 13, Landlord may obtain and pay for that insurance coverage, in which event the cost of such insurance coverage paid by Landlord shall be due and payable by Tenant as Additional Rent immediately on demand.

      11.   ASSIGNMENT AND SUBLETTING.

            Tenant may not assign its rights or obligations under this Agreement without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed, except that Tenant may assign its rights or obligations under this Agreement to any of its affiliates or subsidiaries without the other party's consent, provided Tenant remains liable hereunder. Tenant may not sublet the premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed.

      12.   DESTRUCTION.

            (a) If the Leased Premises is damaged in part or whole from fire or other casualty, Landlord shall, within thirty (30) days after the date of the damage, notify Tenant in writing as to whether the Landlord will restore the Leased Premises ("Casualty Notice"). If Landlord determines to restore the Leased Premises, Landlord shall, at its expense, promptly and diligently repair and restore the Leased Premises to substantially the same condition as existed before the damage. If Landlord determines that it will not restore the Leased Premises, this Lease will terminate on the date specified in the Casualty Notice.

            (b) Unless the damage is caused by Tenant's negligent or willful misconduct, the Rent shall abate in proportion to that part of the Premises that is unfit for use in Tenant's business. The abatement shall continue from the date the damage occurred until Landlord completes the repairs and restoration to the Premises or the part rendered unusable.

            (c) Notwithstanding anything else in this Section 12, Landlord is not obligated to repair or restore damage to Tenant's trade fixtures, furniture, equipment, or other personal property, or any Tenant improvements.

            (d) If Landlord cancels this Lease as permitted by this Section 12, the Rent and other charges shall be payable up to the cancellation date. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent, accounting for any abatement, plus security deposit, if any, less any sum then owing by Tenant to Landlord.

      12A. CONDEMNATION.

            (a) If the entire Leased Premises or any portion of the Property required for reasonable access to, or the reasonable use of, the Leased Premises are taken by eminent domain, this

Lease shall automatically end on the earlier of (i) the date title vests; or
(ii) the date Tenant is dispossessed by the condemning authority.

            (b) If title to a part of the Property other than the Leased Premises is condemned and, in the Landlord's opinion, the Property should be restored in a manner that materially alters the Leased Premises, Landlord may cancel this Lease by giving written notice to Tenant, which notice shall be given within sixty (60) days following the date title vested. This Lease shall end on the date specified in the cancellation notice, which date shall be at least thirty (30) days but not more than ninety (90) days after the date notice is given.

           (c) Landlord reserves all rights to damages paid because of any taking of the Leased Premises. Tenant assigns to Landlord any right Tenant may have to the damages or award. Further, Tenant shall not make claims against Landlord or the condemning authority for damages, except that Tenant may claim and recover from the condemning authority a separate award for Tenant's moving expenses, personal property and fixtures, and any other award that would not reduce the award payable to Landlord.

      13.   DEFAULT.

            (a) Any one or more of the following events shall each constitute an "Event of Default":

                  (i) If Tenant fails to pay any Rent or any other sum payable by Tenant under this Lease when and as the same shall be due and payable, and such failure continues for five (5) days after such payment is due; or

                  (ii) If Tenant fails to perform or comply with any of the
            provisions of this Lease, other than those specified in paragraph
            (i) above, for ten (10) days after written notice is given to Tenant; or

                  (iii) If any of the foregoing Events of Default should occur,
            Landlord at any time thereafter may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease shall terminate on the date specified in such notice, which shall be at least five (5) days after the giving of such notice, and this Lease shall terminate, on the date fixed in such notice, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. Upon any such termination of this Lease, Landlord, may without further notice enter upon and re-enter and possess and repossess the Leased Premises, by any lawful means, and may dispossess Tenant and remove Tenant and all other persons and property from the Leased Premises and may have, hold and enjoy the Leased Premises and the right to receive all rental income derived therefrom.

            (b) In case of any such termination, the Rent and all other charges required to be paid up to the time of such termination, shall be paid by Tenant and Tenant shall also pay to Landlord all expenses which Landlord may then or thereafter incur for legal expenses and reasonable attorney's fees, brokerage commissions and all other reasonable costs paid or incurred by Landlord. Landlord may relet the Leased Premises, in whole or in part, for any rental then obtainable either in its own name or as agent of Tenant, for a term or terms which, at Landlord's option, may be for the remainder of the term of this Lease Term or for any longer or shorter period.

            (c) If this Lease is terminated as described above, Tenant covenants and agrees to pay and be liable for as damages, on the days originally fixed herein for the payment thereof, amounts equal to the installments of Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated. However, in the event the Leased Premises be relet by the Landlord, Tenant shall be entitled to a credit (but not in excess of the Rent and other charges reserved under the terms of this Lease) equal to the net amount of rent received by Landlord in reletting the Premises, after deduction of all expenses and costs incurred by Landlord in reletting the Leased Premises and in collecting any rent in connection therewith.

            (d) Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity, or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by Landlord of any or all other available rights or remedies Landlord may elect.

            (e) No receipt of moneys by Landlord from Tenant after the termination of this Lease shall reinstate, continue or extend the Lease Term, or affect any notice given to the Tenant prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Leased Premises, Landlord may receive and collect any Rent due, and the payment of Rent shall not waive or affect such notice, suit or judgment.

            (f) It is mutually agreed by and between Landlord and Tenant that they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, and any emergency statutory or any other statutory remedy.

            (g) No waiver of any condition or legal right or remedy shall be implied by the failure of Landlord to declare a default, and no waiver of any condition or covenant shall be valid unless it be in writing signed by the Landlord, and no waiver by the Landlord in respect to one tenant shall constitute a waiver in favor of any other tenants.

      13A. WARRANTY. Landlord warrants that it is the sole owner of the Building in which the Leased Premises are located. Landlord represents to the best of its knowledge that the Leased Premises and the Building are in compliance with all existing zoning laws. Landlord shall comply, at Landlord's sole expense, with all existing and future health, safety, fire and zoning laws, rules and regulations during the term of this Lease.

      Landlord represents and warrants to the best of its knowledge that there are no Hazardous Materials (as defined below) upon or about the Property, except those substances customarily used for general office purposes or in the operation of an office building in accordance with applicable law. Landlord agrees that if any Hazardous Materials are released, discharged or disposed of by any party, other than Tenant, on or about the Property in violation of the foregoing provision, Landlord shall immediately, properly and in accordance with applicable laws, cleanup and remove the Hazardous Materials from the Property at Landlord's sole expense. For the purposes hereof, the term "Hazardous Materials" includes any and all materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any federal, state or local authorities including, without limitation, asbestos, petroleum and petroleum-based products, polychlorinated biphenyls, and freon and other chlorofluorocarbons.

      14. SUBORDINATION TO LEASE. The rights of Tenant under this Lease shall be subject and subordinate at all times to all ground leases, and/or underlying leases, if any, now or hereafter in force against the Property, and to the lien of any mortgage or mortgages now or hereafter in force against such leases and or the Property.

      15. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after mailing by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; PROVIDED, HOWEVER, that notices of a change of address shall be effective only upon receipt thereof):


            (a)   if to Landlord, to:

                  Florida Offset, a division
                        of Gannett Co., Inc.
                  10315 USA TODAY Way
                  Miramar, FL  33025
                  Attn:  Edward A. Witte              Fax:  (954) 435-6353

            (b)   if to Tenant, to:

                  Innovative Electronics, Inc.
                  11010 USA TODAY Way
                  Miramar, FL 33025
                  Attn:  _________________
                  Fax:  __________________

                  With a copy to:

                  ATS Money Systems, Inc.
                  25 Rockwood Place
                  Englewood, NJ  07631
                  Attn:  _________________
                  Fax:  __________________


      16. LANDLORD'S RIGHT OF ENTRY. Landlord and its authorized agents shall have the right to enter the Leased Premises, on reasonable prior notice to Tenant, to exhibit the Leased Premises to prospective tenants and to prospective purchasers, mortgagees, or assignees of any mortgage on the Property and to others having a legitimate interest during the Lease Term. At any time and without notice in the event of an emergency, and otherwise upon reasonable notice and at reasonable times, Landlord shall have the right to take any and all measures, including inspections, repairs, alterations, additions and improvements to the Leased Premises, the Building or the Property, as may be necessary or desirable for the safety, protection or preservation of the Leased Premises, the Building or the Property, or as may be necessary or desirable in the operation or improvement of the Leased Premises, the Building or the Property or in order to comply with laws.



      17. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of Four Thousand Two Hundred Seventy and 93/100 Dollars ($4,270.93) as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. In addition, Tenant shall pay an additional security deposit in the amount of Nine Thousand Four Hundred Sixty-Two and 27/100 Dollars ($9,462.27), which is the first and last month's rent, upon execution of this Lease. If any portion of the deposit is to be used or applied by Landlord, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount. Landlord shall not be required to keep this security deposit separate from its general funds nor pay interest to Tenant.

      18. LANDLORD'S OCCUPANCY. It is understood that Landlord may occupy portions of the Building in the conduct of Landlord's business. In such event, all references herein to other tenants of the Building shall be deemed to include Landlord as an occupant.

      19. BROKER'S COMMISSION. Each party warrants and represents to the other party hereto that it has not dealt with any brokers in connection with this Lease other than Associated Realty, Inc. and Grubb & Ellis of Florida (collectively, "Broker"). Landlord shall pay any commission owed to Broker pursuant to a separate agreement between Landlord and Broker. Each party hereby indemnifies and holds the other party harmless from any and all loss, damage, claim, liability, cost or expense (including, but not limited to, reasonable attorneys' fees, expenses and court costs) arising out of or in connection with any breach of the foregoing warranty and representation.

      20. SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 11, the covenants and agreements contained herein shall bind and inure to the benefit of the Landlord, its successors, and assigns, and the Tenant, its successors, and assigns subject in the case of the Tenant, to the restriction on assignment and subletting contained in this Lease.

      21. FORCE MAJEURE. In the event that either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of Act of

God, strikes, lock-outs, labor troubles, inability to procure materials (including energy) power, casualty, inclement weather restrictive governmental laws, orders, or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this paragraph shall not operate to excuse Tenant from prompt payment of Rent or any other payments required by the term of this Lease.

      22. QUIET ENJOYMENT. Landlord covenants that provided Tenant pays the Rent and performs all the covenants terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the Lease Term, quietly occupy and enjoy possession of the Leased Premises without molestation or hinderance by Landlord, or any party claiming through or under Landlord, subject to the provisions of this Lease, including Section 14.

      23. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be kept or performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money other than Rent required to be paid by it hereunder, or shall fail to perform any other act in its part to be performed hereunder, and such failure should continue to ten (10) days after notice thereof by Landlord, then without waiving any default of Tenant or releasing Tenant from any obligations of Tenant hereunder, Landlord may make, but shall not be obliged to make, any such payment or perform any such other act on Tenant's part to be made or performed hereunder. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the maximum rate allowable by law from the date of such payment by Landlord shall be deemed additional Rent.

      24. ATTORNEYS' FEES. If either Landlord or Tenant shall bring an action against the other by reason of the breach of any provision of this Lease, the unsuccessful party shall pay to the prevailing party its costs and reasonable attorneys' fees.

      25. HOLDING OVER. If Tenant fails to vacate the Leased Premises at the expiration of this Lease, then Tenant shall pay Landlord Rent at two times the monthly rate specified in Section 4 for the time Tenant remains in possession and, in addition thereto, shall be responsible for and reimburse Landlord for all direct and consequential damages sustained by Landlord by reason of Tenant's retention of possession. The provisions of this

Section do not exclude Landlord's rights of re-entry or any other right or remedy of Landlord hereunder.

      26. SALE BY LANDLORD. In the event of a sale or conveyance by Landlord of the Property, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease for the performance of the covenants and conditions herein contained in favor of Tenant. Landlord may transfer and/or deliver the security deposit described in Section 17, to the successor in interest of Landlord, and thereupon Landlord shall be discharged from any further liability with respect thereto.

      27. ESTOPPEL CERTIFICATES. Tenant agrees that at any time and from time to time upon ten (10) days prior written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord a statement in writing, on Landlord's standard form, stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications, and that this Lease as so modified is in full force and effect), the dates to which the Rent has been paid and whether Landlord has defaulted in the performance of any of its obligations under the terms of this Lease.

      28. ENTIRE AGREEMENT. Upon the execution and delivery hereof, this instrument shall constitute the entire agreement between the Landlord and Tenant for the Leased Premises. This Lease cannot be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year above first written.

                                 LANDLORD:
                                 FLORIDA OFFSET, A DIVISION OF GANNETT CO., INC.


                                 By:  _____________________________

                                 Title:  __________________________


                                 TENANT:
                                 ATS MONEY SYSTEMS, INC.


                                 By:  _____________________________

                                 Title:  __________________________

                                    EXHIBIT A

                                 Leased Premises



Approximately 3,080 +/- square feet located on the ground floor of the Office Warehouse Building at 10315 USA Today way, Miramar, Fl in the Miramar Park of Commerce.